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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CACHE, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018
(212) 575-3200

April 16, 2012

Dear Shareholder:

        On behalf of the officers and directors of Cache, Inc., you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 17, 2012, at our headquarters, 1440 Broadway, 5th Floor, New York, New York.

        The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to (i) elect five named nominees as directors and (ii) ratify the appointment of Mayer Hoffman McCann CPAs as Cache's independent registered public accounting firm for the fiscal year ending December 29, 2012.

        The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

Sincerely,
Thomas E. Reinckens Chairman of the Board

CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2012

TO THE SHAREHOLDERS:

        The Annual Meeting of the Shareholders of Cache, Inc. (the "Company") will be held on Thursday, May17, 2012 at 10:00 a.m., local time, at our headquarters, 1440 Broadway, 5th Floor, New York, New York, 10018, for the purpose of considering and acting upon the following proposals, as set forth in the accompanying Proxy Statement:

  1.
  To elect five named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

  2.
  To ratify the appointment of Mayer Hoffman McCann CPAs, as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2012.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 2, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of common stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

        You are cordially invited to attend.

By Order of the Board of Directors,
Victor J. Coster Secretary

April 16, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 17, 2012:

        Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements. Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials and our Annual Report are available at http://www.cstproxy.com/cache/2012.

CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018

PROXY STATEMENT

        Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors of Cache, Inc. The Board of Directors (the "Board") has fixed the close of business on April 2, 2012 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock (as defined below) present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about April 16, 2012. In this Proxy Statement, unless otherwise indicated by the context, "we," "us," "our" and the "Company" refer to Cache, Inc.

        In accordance with the rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("fiscal 2011") are available at http://www.cstproxy.com/cache/2012.

        Only shareholders of record at the close of business on April 2, 2012 will be entitled to vote at the Annual Meeting. At the close of business on such record date, the Company had outstanding 12,878,257 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

        A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

        With respect to Proposal 1, Director nominees must receive a plurality of the votes cast at the meeting. Banks, brokers and other intermediaries may not vote uninstructed shares in the election of Directors. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote in the election of Directors, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in the election of Directors. With respect to Proposal 2, where a shareholder has specified a vote for or against the Proposal, such Proxy will be voted as specified. Brokers that do not receive instructions are entitled to vote on Proposal 2, the ratification of the independent registered public accounting firm. If no direction is given with respect to the Proposal, all the shares represented by the Proxy will be voted in favor of the Proposal. Your proxy also will be authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of the Board of Directors. Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the Proposals, or to withhold authority to vote for one or more of the Company's nominees for Director.

        The presence of a quorum is required for the Annual Meeting, which is defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from Director nominees, abstentions and broker non-votes will be treated as shares that are present for purposes of determining whether a quorum has been reached.

        Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of Directors ("Proposal 1"); and (2) the ratification of independent registered public accounting firm ("Proposal 2"). Director nominees must receive a plurality of the votes cast at the meeting, which means that votes withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, Proposal 2 must be approved by a majority of the votes cast on such matter. For purposes of Proposal 2, abstentions are not counted in determining the number of votes cast.

        For purposes of Proposals 1 and 2, broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

        The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, Directors, officers and employees of the Company may solicit proxies by telephone or otherwise.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, PLEASE SIGN,
DATE AND MAIL THE PROXY PROMPTLY.

ELECTION OF DIRECTORS

(Proposal 1)

        The Board of Directors of the Company presently consists of the following five members: Messrs. Andrew M. Saul, Thomas E. Reinckens, Gene G. Gage, Morton J. Schrader and Arthur S. Mintz, each of whom is a nominee for re-election.

        Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors the persons named below and vote such Proxy for the election of such persons as Directors of the Company. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

        Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend following the recommendation of the Nominating and Governance Committee.

Nominees for Director

        Each of our Directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses. In these roles, they have taken hands-on, day-to-day responsibility for strategy and operations. In addition, our current Directors bring board experience acquired by either significant experience on other boards or long service on our Board that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating and Corporate Governance Committee's process to recommend qualified director candidates is described under "Corporate Governance—Committees and Meetings." In the paragraphs below, we describe specific individual qualifications and skills of our Directors that contribute to the overall effectiveness of our Board of Directors and its committees.

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Thomas E. Reinckens	58	Chairman of the Board and Chief Executive Officer(1)	2008
Andrew M. Saul	65	Partner, Saul Partners(2)	1986
Morton J. Schrader	80	Principal, Lang Jones Lasalle(3)	1989
Arthur S. Mintz	67	Consultant(4)	2002
Gene G. Gage	64	Financial Advisor(5)	2004

(1)
Mr. Reinckens has served as our Chairman and Chief Executive Officer since January 2008. Prior to that, he served as President and Chief Operating Officer from 2000. Mr. Reinckens joined our Company in 1987 and has held various positions throughout his tenure, also serving as Chief Financial Officer from 1989 to 2000 and as Executive Vice President from 1995 to 2000. Mr. Reinckens previously served as a Director of the Company during 1993 until October 2004. Over the last 25 years, Mr. Reinckens has held leadership roles with the Company. He has detailed knowledge, valuable perspective and insights regarding our business and has primary responsibility for development and implementation of our business strategy.

(2)
Mr. Saul has served as one of our Directors since 1986. Mr. Saul also served as the Chairman of our Board from 1993 to 2000. Since 1986, Mr. Saul has been a partner in Saul Partners, an investment partnership. Mr. Saul has extensive experience and familiarity with the Company, which dates back to 1986, in addition to his substantial experience in our industry through his investment with our Company, as well as other companies. He also has significant operational, financial and oversight experience from his involvement in Saul Partners, LP, as well as federal and local government entities.

(3)
Mr. Schrader has served as one of our Directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through 1989. Since 1989, he has been active as a real estate broker and is a principal of Lang Jones Lasalle. Mr. Schrader has experience in the women's apparel industry for over 44 years, as both an executive and director. In addition he has experience as a senior executive in other industries, which allows him to bring additional perspective to our Board of Directors.

(4)
Mr. Mintz has served as one of our Directors since 2002. Mr. Mintz served as the President of Bees & Jam, Inc., an apparel manufacturer, from 1971 until 2006. Since April 2007, Mr. Mintz has been active as a consultant to the retail apparel industry, most recently as a consultant with Lightship Partners since August 2009. Mr. Mintz has experience in the retail apparel industry for over 40 years, as both an executive and director. Mr. Mintz has a thorough understanding of our industry and therefore brings valuable insight and expertise to our Board of Directors.

(5)
Mr. Gage has served as one of our Directors since September 2004. Since 2002, Mr. Gage has served as the President and Chief Executive Officer of Gage Associates, LLC, a firm which provides financial planning and related services to individuals and businesses. He is a certified public accountant, as well as a certified financial planner. Mr. Gage has a strong background in accounting and finance, as well as substantial experience in public company accounting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

Corporate Governance

Independent Directors

        The following Directors of the Company are independent as that term is defined in the Nasdaq Marketplace Rules and SEC regulations: Gene G. Gage, Arthur S. Mintz, Andrew M. Saul and Morton J. Schrader. The Board does not have a lead independent director.

Committees and Meetings

        During fiscal 2011, the Board of Directors held six meetings. Each then-current Director attended all of such Board meetings. Our Board Committees are comprised of independent directors and held executive session meetings without management on three occasions this year. The Board does not have a policy requiring the attendance by Directors at the Annual Meeting. All Directors attended the annual meeting which was held on May 19, 2011.

        The Board of Directors has an Audit Committee, a Nominating and Governance Committee, as well as a Compensation and Plan Administration Committee. The Audit Committee currently consists of Messrs. Arthur Mintz, Morton Schrader and Gene Gage. The Audit Committee held four meetings in fiscal 2011. Each then-current member of the Committee attended all such Committee meetings.

        The duties of the Audit Committee include meeting with the independent registered public accounting firm and certain personnel of the Company to discuss the planned scope of their examinations and the adequacy of internal controls and financial reporting, reviewing the results of the annual examination of the financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent registered public accounting firm, authorizing special investigations and studies and performing any other duties or functions deemed appropriate by the Board of Directors. The Board of Directors has determined that Gene Gage is qualified to serve as the Audit Committee's financial expert and Chairman. Mr. Gage is independent, as such term is used in applicable regulations under the Securities Exchange Act of 1934 (the "Exchange Act").

        The Compensation and Plan Administration Committee ("the Compensation Committee") administers the Company's stock option plans, determines the remuneration arrangements for the most senior executive officers and reviews and approves the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. The Compensation Committee held five meetings in Fiscal 2011. Each member of the Committee attended all of the meetings, except for Mr. Saul who was unable to attend one of the meetings.

        The Nominating and Governance Committee currently consists of Messrs. Andrew Saul, Gene Gage, Arthur Mintz and Morton Schrader. The Nominating and Governance Committee is responsible for identifying, evaluating and recommending director nominees to the Board of Directors. The Nominating and Governance Committee held three meetings in fiscal 2011. Each member of the Committee attended the meetings, except for Mr. Saul who was unable to attend two of the meetings.

        The Nominating and Governance Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. Shareholders who wish to suggest qualified candidates should write to the Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be a member of the Board and a description of any relationship the nominee has to other shareholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Shareholders who wish to nominate a director for election at an annual meeting of shareholders of the Company must comply with the Company's By-Laws regarding shareholder proposals and nominations.

        While the Nominating and Governance Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company's line of business or other applicable fields and the ability to prepare for and attend Board meetings, Committee meetings and shareholder meetings. The Committee does not have a diversity policy; however, the committee's goal is to nominate candidates from a broad range of experiences and backgrounds, who can contribute to the

Board's overall effectiveness in meeting its mission. The Nominating and Governance Committee also considers the needs of the Board in accounting and finance, business judgment, management, industry knowledge, whether candidates are independent, provide leadership and such other skills as the Board deems appropriate.

Board Leadership Structure

        The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

        Currently, Thomas Reinckens serves as the Chairman of the Board and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of Mr. Reinckens skills and experience, including the following: (1) over 14 years as a Director of the Company; (2) over 25 years of leadership roles with the Company; and (3) diversified financial and business expertise.

Risk Management

        We face certain risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of our overall risk management system. The Board believes an effective risk management system will adequately identify the material risks we face in a timely manner and implement appropriate risk management strategies that are responsive to our risk profile.

        The Audit Committee has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee periodically reviews risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management and other advisors, and strives to generate serious and thoughtful attention to our risk management system, the nature of the material risks the Company faces, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

        Although the Board's primary risk oversight has been assigned to the Audit Committee, the full Board also receives information about the most significant risks that the Company faces. This is principally accomplished through Audit Committee reports to the Board and briefings provided by management and advisors to the Committee. The Board and Audit Committee periodically ask the Company's executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

Committee Charters; Code of Ethics

        The Board of Directors has adopted written charters for the Audit, Compensation and Nominating and Governance Committees. These charters are available on our website at http://www.cache.com or in print to any shareholder who requests them by sending a written communication to the Secretary, Cache, Inc., 1440 Broadway, New York, NY 10018.

        The Company has adopted a Code of Ethics that applies to all of the Company's Directors, officers and employees. The Code of Ethics is available on our website at http://www.cache.com. Our Code of Ethics also is available in print to any shareholder who requests it by sending a written communication to the Secretary, Cache, Inc., 1440 Broadway, New York, NY 10018. We will disclose any amendment to, other than technical, administrative or non-substantive amendments, or waiver of the Code of Ethics granted to a Director or executive officer, by filing a Form 8-K disclosing the amendment or waiver within four business days after its occurrence.

Shareholder Communications

        Company shareholders may communicate with the Board of Directors by addressing their communications to one or more Directors to our corporate headquarters at 1440 Broadway, 5th Floor, New York, NY 10018. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each Director to whom the correspondence is addressed.

RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN CPAs AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

        The Board of Directors has appointed the firm of Mayer Hoffman McCann CPAs (the New York Practice of Mayer Hoffman McCann P.C.) ("Mayer Hoffman") to examine the financial statements of the Company for the year ending December 29, 2012, subject to ratification by the shareholders. Mayer Hoffman was employed by the Company, as its independent auditors, for fiscal 2011 and fiscal 2010.

        Representatives of Mayer Hoffman will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to the Company for fiscal 2011 and fiscal 2010 by Mayer Hoffman.

Fees	Fiscal 2011 Amount	Fiscal 2010 Amount
Audit Fees	$370,046	$360,089
Audit-Related Fees	$28,763	$82,532
Tax Fees	$—	$—
All Other Fees	$6,129	$4,096
Total Fees	$404,938	$446,717

        The Audit Committee has considered whether the provision of these services is compatible with Mayer Hoffman maintaining its independence.

        "Audit fees" includes fees for the annual audit and reviews of the Company's quarterly reports on Form 10-Q.

        "Audit-related fees" include fees for audits of benefit plans in fiscal 2011and for audits of benefit plans, as well as for testing of internal controls for Sarbanes-Oxley compliance during fiscal 2010.

        "All other fees" include fees for evaluations and advisory services.

        The Audit Committee requires pre-approval of all services performed by Mayer Hoffman. Consequently, during fiscal 2011 and 2010, any project for which management hired Mayer Hoffman to perform was presented to the Audit Committee, along with an estimate of the costs to be incurred. The Audit Committee reviewed and approved the estimate before the commencement of the project. The Audit Committee was updated by management if additional costs were expected to be incurred. There were no other services approved by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
RATIFICATION OF MAYER HOFFMAN McCANN CPAs AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

 EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding our three executive officers.

Name	Age	Position and Offices
Thomas E. Reinckens	58	Chief Executive Officer, Chairman of the Board of Directors
Margaret J. Feeney	54	Chief Financial Officer and Executive Vice President
Rabia Farhang	48	Executive Vice President, General Merchandise Manager

        Thomas E. Reinckens, age 58. Mr. Reinckens has served as Chairman and Chief Executive Officer since January 2008. Prior to that, he served as President and Chief Operating Officer from 2000. Mr. Reinckens joined our Company in 1987 and has held various positions throughout his tenure, also serving as Chief Financial Officer from 1989 to 2000 and as Executive Vice President from 1995 to 2000. Mr. Reinckens previously served as a Director of Cache from 1993 until October 2004. Over the last 24 years, Mr. Reinckens has held leadership roles with the Company. He has detailed knowledge, valuable perspective and insights regarding our business and has primary responsibility for development and implementation of our business strategy.

        Margaret J. Feeney, age 54. Ms. Feeney has served as Executive Vice President, Finance and Chief Financial Officer since May 2005. Prior to that, Ms. Feeney served as Vice President of Finance from 2001 to 2005. Ms. Feeney has served in a variety of financial and operational capacities with us since 1992.

        Rabia Farhang, age 48. Ms. Farhang has served as Executive Vice President and General Merchandise Manager since November 2009. Prior to joining us, Ms. Farhang served as Vice President of Merchandising for White House Black Market, a division of Chico's, an apparel manufacturing and distribution company, from April 2006 to November 2009. Prior to 2006, Ms. Farhang held various management positions in Merchandising for White House Black Market.

Compensation Discussion and Analysis

Overview; Principal Objectives Driving Compensation Practices

        Our compensation philosophy, reflected in our compensation practices for fiscal 2011, was developed to drive the achievement of our two key business objectives: consistent sales growth and consistent net income growth.

        We designed our compensation programs so that if targeted objectives are achieved, total compensation to the named executive officer will increase. "Total compensation" includes the sum of base salary, short-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we have historically structured our compensation programs so that if the Company's performance exceeds target levels, total compensation to the named executive officer may increase. If the Company, however, fails to achieve its targeted objectives, total compensation will not increase. We may set target compensation on an ad hoc basis, when we believe that it is important to attract or retain key executive officers.

        We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward named executive officers for the Company's achievement of annual goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is primarily comprised of equity components. The Compensation Committee reviews annually the allocation between the short- and long-term and cash and equity elements of compensation and determines the distribution based on the Company's current business goals and competitive market practices.

        Our Chief Executive Officer and our Executive Vice President, General Merchandise Manager each have an employment agreement with the Company, each of which is described below. We offer minimal perquisites to our named executive officers. Our named executive officers participate in a broad-based, tax-qualified pension plan on terms that do not favor such executives, and the Company does not offer any supplemental retirement plans to its named executive officers.

Processes for Determining Compensation for our Named Executive Officers

  Participation of Compensation Consultant and Management

        During fiscal 2011, the Compensation Committee reviewed the compensation practices and programs relating to our named executive officers to ensure that their design continued to drive the attainment of the Company's key business objectives. Our Chief Executive Officer and our Chief Financial Officer regularly meet with the Compensation Committee, to assist the Committee in making compensation decisions regarding our named executive officers. We believe that, since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Management Performance Compensation Plan (the "Performance Compensation Plan"). Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of his direct reports. In December 2011, the Compensation Committee engaged the Hay Group to review executive compensation. Their report is expected in the spring of 2012.

  Evaluation of Compensation Levels

        Our process for setting named executive officer compensation consists of the Compensation Committee establishing overall compensation targets for each named executive officer and allocating that compensation between base salary and annual bonus compensation. As part of the Compensation Committee's annual evaluation of compensation of our named executive officers, the Committee reviews each component of the named executive officer's compensation. The specific elements of compensation to be considered by the Compensation Committee include:

  •
  base salary;

  •
  annual cash incentive awards and any other bonuses, if applicable;

  •
  equity and long-term cash incentive compensation;

  •
  amounts realized upon the vesting of restricted stock and exercise of stock options;

  •
  the value of the Company's unvested restricted stock and un-exercisable stock options held by such executive officer;

  •
  perquisites and other personal benefits;

  •
  potential payments upon various termination scenarios, including change in control; and

  •
  any earnings under the Company's deferred compensation and pension plans, if the executive participates.

        In determining compensation, the Compensation Committee also reviews the named executive officer's performance against Company values, including integrity, results, teamwork, communication, judgment and personal growth.

Approval of New Employment Agreement for Chief Executive Officer

        On February 24, 2012, the Company entered into a new three year employment agreement with Thomas E. Reinckens, the Company's Chief Executive Officer. Mr. Reinckens' prior three year employment agreement expired on that date. The Compensation Committee determined that it was advisable to enter into a new employment agreement with Mr. Reinckens in order to better ensure that he remained in the Company's employment and that he continued to be incentivized to achieve the Company's key business objectives.

        Mr. Reinckens' new employment agreement is substantially similar to his prior agreement, and that agreement formed the basis for the terms of the new agreement. Mr. Reinckens' base annual salary is $600,000, which is the same as the prior contract. In November 2008, Mr. Reinckens voluntarily lowered his annual base salary to $570,000 from $600,000, due to the impact of macroeconomic conditions on the Company's performance. He was compensated at this level through January 15, 2012.

        Mr. Reinckens' employment agreement includes a provision enabling the Company to recoup any discretionary bonuses paid in respect of a year in which the Company restates its audited financial statements due to a material error or fraud that results in a material misstatement of the financials. The Compensation Committee believed that Mr. Reinckens should not personally profit if a restatement adversely affects share value. The Compensation Committee believed that this provision should be included as a best practice; it was not added in response to a particular concern or historical issue.

Employment Agreement with Executive Vice President and General Merchandise Manager

        On October 21, 2009, the Company entered into a three year employment agreement with Rabia Farhang to be the Company's Executive Vice President and General Merchandise Manager. The term of the agreement commenced on November 16, 2009 and will expire on November 15, 2012.

        Under the agreement, Ms. Farhang's annual base salary for the initial year of employment was $400,000. In addition, she received a signing bonus of $150,000. During the term of the agreement, the Compensation Committee and the Chief Executive Officer will review Ms. Farhang's base salary on an annual basis and make adjustments thereto subject to her performance, the operating results of the Company, the competitive compensation landscape and such other factors as are determined to be relevant by the Compensation Committee and the Chief Executive Officer. In addition to base salary, Ms. Farhang is eligible to participate in performance based incentive bonus plans for senior executive officers as approved by the Compensation Committee of the Board and the Chief Executive Officer. Ms. Farhang began employment on November 16, 2009, and she continues to be compensated at the level provided by the initial terms of her employment agreement.

        Ms. Farhang's employment agreement includes a provision enabling the Company to recoup any discretionary bonuses paid in respect of a year in which the Company restates its audited financial statements due to a material error or fraud that results in a material misstatement of the financials. The Compensation Committee believed that Ms. Farhang should not personally profit if a restatement adversely affects share value. The Compensation Committee believed that this provision should be included as a best practice; it was not added in response to a particular concern or historical issue.

Base Salaries

        We have established an annual base salary for each named executive officer that is designed to be competitive by position relative to the marketplace. Base salary compensates each named executive officer for the primary responsibilities of his or her position. Base salary is set at levels that we believe enable us to attract and retain talent. For those named executive officers that have employment agreements, base salary may be increased periodically but may not be decreased without the employee's consent. Base salary differences among individual named executive officers reflect their differing roles in our company and the market pay for those roles.

        Beginning on November 25, 2008, Ms. Feeney voluntarily lowered her annual base salary to $294,500 due to the impact of macro-economic conditions on the Company's performance. Ms. Feeney received as salary increase to $310,000 annually in July 2010.

Incentive Compensation Programs

  Short-Term Cash Incentive Compensation

        We provide our named executive officers with the opportunity to earn short-term incentive compensation in the form of an annual cash bonus under the Performance Compensation Plan. The Company did not achieve the net income target of $3.1 million set for cash bonus purposes. Therefore, none of our named executive officers received an annual cash bonus in fiscal 2011.

        The Compensation Committee has the discretion to approve bonuses outside of the Performance Compensation Plan. However, no discretionary bonuses were paid in fiscal 2011, with the exception of hiring bonuses of $47,500 for three officers, who are not named executive officers.

        The Compensation Committee has established performance targets in respect of fiscal 2012.

  Long-Term Equity Incentive Compensation

        In addition to cash incentive compensation, the Compensation Committee awards equity grants from time to time. The Company believes that equity awards further align named executive officers' interests with those of shareholders and focus management on building long-term shareholder value. We also make grants at other times when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes and does not take into account fluctuations in the price of the Common Stock.

        No new incentive stock options were granted in fiscal 2011. Restricted stock awards representing 90,000, 30,000 and 75,000 shares were granted to Thomas E. Reinckens, Margaret J. Feeney and Rabia Farhang, respectively, in fiscal 2011. These grants were made to our officers in November 2011, and vest upon the achievement of a stated pre-tax income performance goal to be achieved in each of the three year periods. Under the previous grants, the vesting period for which ended in August 2011, the performance goal was not achieved, which resulted in the forfeiture of the grants by these executives. The performance goal for such period was $7.0 million. The Compensation Committee believes that the performance goals it sets are challenging but attainable and designed to properly motivate management. Achievement of these targets is substantially uncertain at the time such targets are established.

        The grant date of an equity award is determined as described below:

  •
  if the award was approved at a special meeting of the Compensation Committee, the date of that meeting; and

  •
  if the award was made by the Chief Executive Officer under authority delegated to him by the Compensation Committee, the date that he signs a writing containing the key terms of the grant.

        Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person.

        The exercise price for stock options is the fair market value of the Common Stock on the grant date, which is set as the closing price per share of the Common Stock on The Nasdaq Global Select Market for the trading day immediately preceding the grant date. As a result, options do not have any intrinsic value to the executive unless the market price of the Common Stock rises.

Compliance with Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers in excess of $1.0 million in a taxable year, with certain exceptions for qualified "performance-based compensation." The Company considers the potential non-deductibility of certain compensation in making its compensation decisions. For those types of compensation that can qualify as performance-based compensation, the Company attempts to meet the qualification requirements.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the information contained in this Compensation Discussion and Analysis and, based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Plan Administration Committee of the Board of Directors
Arthur S. Mintz Gene G. Gage Morton J. Schrader Andrew M. Saul

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors of our Compensation Committee.

Summary Compensation Table

        The table below sets forth the total compensation paid to or earned during fiscal 2011, 2010 and 2009 by (i) the Company's current Chief Executive Officer, (ii) the Company's Chief Financial Officer and (iii) the Company's executive officers other than the Chief Executive and the Chief Financial Officer who were serving as executive officers at the end of fiscal 2011.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Restricted Stock Awards(1)	All Other Compensation(2)	Total
Thomas E. Reinckens	2011	$570,000	$—	$—	$—	$40,769	$610,769
Current Chairman and Chief	2010	570,000	—	—	109,600	40,865	720,465
Executive Officer	2009	570,000	—	—	73,000	43,493	686,493
Margaret J. Feeney	2011	310,000	—	—	—	27,851	337,851
Executive Vice President and	2010	301,654	—	—	54,800	27,758	384,212
Chief Financial Officer	2009	294,500	—	—	23,117	28,563	346,180
Rabia Farhang	2011	400,000	—	—	—	10,184	410,184
Executive Vice President and	2010	400,000	—	—	58,453	10,865	469,318
General Merchandise Manager(3)	2009	38,461	150,000	38,758	76,640	170	304,029

(1)
The amounts in these columns reflect the grant date fair value of stock options and restricted stock awards, determined pursuant to FASB Accounting Standards Codification Topic 718 ("ASC Topic 718"; "Compensation-Stock Compensation"). Assumptions used in the calculation of these amounts are included in footnote 15 to the Company's audited financial statements for fiscal 2011, fiscal 2010 and fiscal 2009 in the Company's Annual Reports on Form 10-K. These amounts reflect the aggregate grant date fair value of awards granted in the respective fiscal year, computed in accordance with ASC Topic 718, and do not correspond to the actual value that may be recognized by the named executive officer.

Amounts reflect the value at the grant date based upon the probable outcome of performance conditions. Assuming that the highest level of performance conditions had been achieved, the maximum value of the awards at the grant date would have been $219,000, $328,800 and $497,700 for Thomas E. Reinckens in fiscal Years 2009, 2010 and 2011, respectively; $69,350, $164,400 and $165,900 for Margaret J. Feeney in fiscal Years 2009, 2010 and 2011, respectively; and $95,800, $219,200 and $414,750 for Rabia Farhang in fiscal Years 2009, 2010 and 2011, respectively. For additional information, see the Grants of Plan-Based Awards table below.

(2)
See the next table for details of All Other Compensation.

(3)
Ms. Farhang began employment with the Company on November 16, 2009.

Summary of All Other Compensation Table

        The table below sets forth a summary of all other compensation paid to or earned during fiscal 2011, 2010 and 2009 by (i) the Company's current Chief Executive Officer, (ii) the Company's Chief Financial Officer and (iii) the Company's executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of the end of fiscal 2011.

Name and Principal Position	Year	Group Insurance	Life Insurance	401(K) Matching Contributions(1)	Long-term Disability Insurance	Car Allowance	Total
Thomas E. Reinckens	2011	$18,488	$11,811	$1,741	$6,872	$1,857	$40,769
Chairman and Chief Executive	2010	18,488	11,811	1,838	6,872	1,857	40,865
Officer	2009	19,015	11,608	4,141	6,872	1,857	43,493
Margaret J. Feeney	2011	17,367	1,546	1,806	5,646	1,486	27,851
Executive Vice President and	2010	17,265	1,524	1,837	5,646	1,486	27,758
Chief Financial Officer	2009	17,348	829	3,254	5,646	1,486	28,563
Rabia Farhang	2011	4,174	1,514	—	4,496	—	10,184
Executive Vice President and	2010	4,225	2,144	—	4,496	—	10,865
General Merchandise Manager(2)	2009	—	170	—	—	—	170

(1)
The Cache 401(K) Savings Plan is a tax-qualified retirement plan generally available to all eligible employees upon completion of a 12-month period during which the employee completes 1,000 hours of service. Eligible employees must be 21 years of age. An eligible employee may defer up to 25% of his or her annual salary or an annual maximum contribution of $16,500, whichever is less, during the calendar year. In addition, the Company matches the first 25% of the first 3% deferred by each eligible employee during the calendar year.

(2)
Ms. Farhang began employment with the Company on November 16, 2009.

Grants of Plan-Based Awards in Fiscal 2011

        No new incentive or non-qualified stock option awards were granted to named executive officers during fiscal 2011.

        During fiscal 2011, the Company granted 362,000 shares of restricted stock awards to employees who hold various positions within the Company. The total grant-date fair value of restricted stock that vested as of December 31, 2011 was approximately $3.97 per share. The table below shows each grant of an award made to the Company's named executive offers in fiscal 2011.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Reinckens(1)	11/23/11	—	—	—	—	—	—	90,000	—	—	$497,700
Margaret Feeney(1)	11/23/11	—	—	—	—	—	—	30,000	—	—	165,900
Rabia Farhang(1)	11/23/11	—	—	—	—	—	—	75,000	—	—	414,750

(1)
In November 2011, the Company granted shares of restricted stock pursuant to its 2008 Stock Option and Performance Incentive Plan. The named executive officers did not pay any consideration for the restricted stock. All of these restricted stock awards contingently vest over a three year period, based on the Company meeting performance goals. These grants have been included in the column "Restricted Stock Awards" in the Summary Compensation Table above.

(2)
Based on the closing price of $5.53 per share on November 23, 2011.

        The table below shows the number of shares of the Company's Common Stock covered by exercisable and un-exercisable stock options held by the Company's named executive officers on December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date
Thomas E. Reinckens	187,500	—		12.65	July 22, 2013
	52,500	—		15.17	Jan. 22, 2014
	100,000	—		14.40	July 5, 2017
Margaret J. Feeney	43,300	—		12.65	July 22, 2013
	20,000	—		11.53	May 3, 2015
Rabia Farhang	13,334	6,666	(1)	4.79	Nov. 16, 2019

(1)
This award will fully vest on November 16, 2012.

        No stock options were exercised by named officers during fiscal 2011.

Payments and Entitlements Upon Change in Control and Other Termination Events

        The following is a description of the specific circumstances relating to termination of employment and change in control of the Company that will trigger payments to each named executive officer and a calculation of the estimated payments to such officers as a result of the occurrence of such events had they occurred on December 31, 2011 (the end of the Company's 2011 fiscal year).

Thomas E. Reinckens

        The Company has a three-year employment agreement with Mr. Reinckens, which was entered into on February 24, 2012. This agreement succeeds his prior employment agreement, which expired on that date. The payments and entitlements upon a change in control are the same under both Mr. Reinckens' new and prior agreements. The current agreement provides for payments to be made to Mr. Reinckens upon certain termination events, including a "Change in Control" of the Company (generally defined as (i) the acquisition of 50% or more of Company Common Stock or (ii) a change in the majority of the Board of Directors within two years following a Change in Control transaction).

        Under Mr. Reinckens' employment agreement, the following constitute termination events (the "Termination Events"):

  •
  Terminated by the Company without "Cause" (generally defined as (i) conviction for the commission of a felony or misdemeanor involving fraud, theft or dishonesty; (ii) refusal to fulfill material duties; (iii) material neglect of the Company's business; (iv) fraudulent, unlawful, grossly negligent or willful misconduct; (v) material breach of his employment agreement or a material policy of the Company; or (vi) misappropriation of funds); or

  •
  Termination due to death or Disability (which entails his inability to perform his duties as a result of physical or mental incapacity for a period of 6 consecutive months or 9 months in a 12 month period).

        In the case of a termination due to death or Disability, the Company will have no further liability to Mr. Reinckens, except for any unpaid salary and benefits accrued to the date of termination. In the event of Mr. Reinckens' Disability, and until Mr. Reinckens reaches the age of 65, Mr. Reinckens is entitled to receive payments under the Company's applicable short-term and long-term disability plans.

        During the term of Mr. Reinckens' employment agreement, the Company is required to maintain a supplemental life insurance policy on behalf of Mr. Reinckens. This policy provides for a death benefit to his beneficiary of no less than three times annual salary, the proceeds of which would be paid upon his death.

        If, following a Change in Control, Mr. Reinckens' employment is terminated without Cause or he terminates his employment during a window period, then Mr. Reinckens is entitled to receive a lump-sum cash severance payment equal to two times his annual salary, at the time of termination. The window period begins 90 days following a Change in Control and ends 180 days thereafter.

        Upon a Termination Event, all time-vesting stock options granted to Mr. Reinckens will fully vest.

        Upon a Change in Control, regardless of whether his employment is terminated, all stock option awards granted to Mr. Reinckens will vest and will become exercisable in accordance with the stock option award agreements under which such options were granted, and the restricted periods applicable to all restricted stock granted to Mr. Reinckens shall immediately lapse in accordance with the restricted stock award agreements under which such restricted stock was granted.

        Pursuant to his employment agreement, Mr. Reinckens is subject to non-solicitation and non-competition covenants during his employment and for up to two years thereafter, depending upon the circumstances under which the termination occurs.

        Assuming the occurrence of the following termination events and/or a change in control on December 31, 2011, Mr. Reinckens would be entitled to receive the additional payments set out in the table below:

Potential Payments to Mr. Reinckens upon the Occurrence of Certain Events

Component of Compensation	Executive's Voluntary Termination	Termination by the Company for Cause	Termination by the Executive for Good Reason	Termination by the Company without Cause	Termination due to the Executive's Disability		Termination upon the Executive's Death		Change in Control of Company without the Executive's Termination	Change in Control of Company with the Executive's Termination
Cash Severance (base salary and bonus)	—	—	—	$84,329	—		—		—	$84,329
Restricted Stock—Accelerated	—	—	—	—	—		—		$826,500	$826,500
Health & Welfare	—	—	—	$6,032	—		—		—	$6,032
Other	—	—	—	—	$751,150	(1)	$3,080,000	(2)	—	—
Total	—	—	—	$90,361	$751,150		$3,080,000		$826,500	$916,861

(1)
Represents payments under the Company's short-term and long-term disability plans.

(2)
Represents the death benefit payable to Mr. Reinckens' beneficiary under basic and supplemental life insurance policies.

Other Named Executive Officers

        Upon a Change in Control of the Company, in accordance with the terms of the Company's 2003 and 2008 Stock Option Plans, all stock options granted to the named executive officer automatically vest. The restricted stock award agreements of our named executive officers provide that the restricted periods applicable to the restricted stock immediately lapse in connection with a Change in Control of the Company.

        In addition, the Company maintains on behalf of each named executive officer a basic life insurance policy, the proceeds of which are payable upon the death of the named executive officer.

        Assuming the occurrence of the following termination events and/or a change in control of the Company on December 31, 2011, each named executive officer will be entitled to receive the additional payments set out in the respective tables below:

Potential Payments to Ms. Feeney upon the Occurrence of Certain Events

Component of Compensation	Executive's Voluntary Termination	Termination by the Company for Cause	Termination by the Executive for Good Reason	Termination by the Company without Cause	Termination due to the Executive's Disability		Termination upon the Executive's Death		Change in Control of Company without the Executive's Termination	Change in Control of Company with the Executive's Termination
Cash Severance (base salary and bonus)	—	—	—	—	—		—		—	—
Restricted Stock—Accelerated	—	—	—	—	—		—		$330,300	$330,300
Health & Welfare	—	—	—	—	—		—		—	—
Other	—	—	—	—	$2,010,000	(1)	$810,000	(2)	—	—
Total	—	—	—	—	$2,010,000		$810,000		$330,300	$330,300

(1)
Represents payments under the Company's short-term and long-term disability plans.

(2)
Represents the death benefit payable to Ms. Feeney's beneficiary under basic and supplemental life insurance policies.

Potential Payments to Ms. Farhang upon the Occurrence of Certain Events

Component of Compensation	Executive's Voluntary Termination	Termination by the Company for Cause	Termination by the Executive for Good Reason	Termination by the Company without Cause	Termination due to the Executive's Disability		Termination upon the Executive's Death		Change in Control of Company without the Executive's Termination	Change in Control of Company with the Executive's Termination
Cash Severance (base salary and bonus)	—	—	—	$346,154	—		—		—	$346,154
Stock Options—Accelerated	—	—	—	—	—		—		$8,882	$8,882
Restricted Stock-Accelerated	—	—	—	—	—		—		$633,950	$633,950
Health & Welfare	—	—	—	$8,813	—		—		—	$8,813
Other	—	—	—	—	$3,168,000	(1)	$1,600,000	(2)	—	—
Total	—	—	—	$354,967	$3,168,000		$1,600,000		$642,832	$997,799

(1)
Represents payments under the Company's short-term and long-term disability plans.

(2)
Represents the death benefit payable to Ms. Farhang's beneficiary under basic life insurance policy.

Director Compensation

        The Board determines and reviews compensation of Directors annually. In its review, the Board considers compensation paid to directors at similarly situated companies and the time commitments required of the Directors. In December 2011, the Compensation Committee engaged the Hay Group to review executive compensation. Their report is expected in the spring of 2012.

        Employee Directors do not receive compensation for serving on the Board. Accordingly, Mr. Reinckens, who currently is a Director and employee of the Company, does not receive any compensation for serving on the Board. Directors who are not employees of the Company generally receive an annual retainer of $35,000, payable in monthly installments. The Chairman of the Audit Committee receives an additional $7,000 per year. The other members of the Audit Committee receive an additional $3,000 per year. In addition, each Board member other than Mr. Reinckens receives a payment of $1,000 per day for each meeting attended. In fiscal 2011, each Board member, other than Mr. Reinckens, also received a payment of $23,000, to be used for the payment of income taxes. In addition, each Board member, other than Mr. Reinckens, also received 5,300 shares of Cache common stock, valued at $22,790 (based on the closing price of Cache common stock on January 18, 2011). Board members are also reimbursed for travel expenses on Company business.

        The following table lists the compensation paid to the Company's non-executive Directors during fiscal 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Gene G. Gage	$63,453	$22,790	$8,547	$94,790
Arthur S. Mintz	52,980	22,790	12,820	88,590
Andrew M. Saul	49,662	22,790	12,820	85,272
Morton J. Schrader	69,000	22,790	—	91,790

(1)
During fiscal 2011, each director listed above received 5,300 shares of Company stock with an aggregate fair market value of $22,790.

(2)
Consists of participation in our group medical insurance program.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of three non-management directors. All three members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market. Mr. Gene Gage has served as Chairman of the Audit Committee since September 2004. He is a certified public accountant and has over 30 years of financial experience.

        During 2011, at each of its meetings, the Committee met with the senior members of the Company's financial management team and its independent registered public accounting firm. The Committee's agenda is established in meetings with the Company's independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place.

        The Committee reviews with the Company's financial managers and the independent registered public accounting firm's overall audit scopes and plans, the results of external audit examinations, evaluations of the Company's internal controls and the quality of the Company's financial reporting.

        Management has reviewed the audited financial statements in the Company's Annual Report on Form 10-K for fiscal 2011 with the Audit Committee, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and the independent registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent registered public accounting firm, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had they themselves prepared and been responsible for the financial statements?

  •
  Based on their experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

  •
  Based on their experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

        The Committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments. The Committee also discussed with the independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. The Audit Committee considered with the independent registered public accounting firm whether the provision of non-audit services provided by them to the Company during fiscal 2011 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee completes its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

        In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee
Gene G. Gage, Chairman Morton J. Schrader, Director Arthur S. Mintz, Director

 PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY
CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

        The following table sets forth certain information as of April 2, 2012 concerning the beneficial ownership of the Company's Common Stock by (i) each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each current director, (iii) the named executive officers and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each shareholder listed below has sole voting and investment power with respect to his, her or its shares of Common Stock. The SEC has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
MFP Partners, L.P.(1)	2,203,749	17.1%
Andrew M. Saul, affiliates and family members(2)	1,817,903	14.1%
Dimensional Fund Advisors L.P.(3)	1,074,685	8.3%
Paradigm Capital Management, Inc.(4)	848,300	6.6%
Ironwood Investment Management, LLC(5)	775,248	6.0%
Thomas E. Reinckens(6)	589,828	4.4%
Margaret J. Feeney(6)	136,833	1.0%
Rabia Farhang(6)	148,334	1.1%
Gene G. Gage	27,800	*
Arthur S. Mintz	27,736	*
Morton J. Schrader	13,800	*
All Current Executive Officers and Directors as a Group (7 persons)	2,762,234	20.8%

*
Less than 1%

(1)
In an amended Schedule 13G filed with the SEC on February 10, 2012, MFP Partners, L.P. reported beneficial ownership of 2,203,749 shares of Common Stock and shared voting power and shared dispositive power over 2,203,749 shares. The address for MFP Partners, L.P. is: c/o MFP Investors LLC, 667 Madison Avenue, 25th Floor, New York, NY 10065.

(2)
In a Form 4 filed with the SEC on February 1, 2012, Andrew M. Saul, Jane Saul Berkey and Saul Partners, LP reported beneficial ownership of 1,817,903 shares of Common Stock, of which Andrew M. Saul has sole voting power to vote or direct the vote of 439,430 shares, Jane Saul Berkey has sole voting power over 128,569 shares and Saul Partners, LP has sole voting power over 1,249,904 shares. The address for each of Andrew M. Saul, Jane Saul Berkey and Saul Partners, LP is: c/o Saul Partners, LP, 9 West 57th Street, New York, NY 10019.

(3)
In a Schedule 13G filed with the SEC on February 14, 2012, Dimensional Fund Advisors L.P. reported beneficial ownership of 1,074,685 shares of Common Stock and shared voting power over 1,054,635 shares. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
In a Schedule 13G filed with the SEC on February 13, 2012, Paradigm Capital Management, Inc. reported beneficial ownership of 848,300 shares of Common Stock, and sole dispositive power over 848,300 shares. The address for Paradigm Capital Management, Inc. is: Paradigm Capital Management, Inc., 9 Elk Street, Albany, NY 12207.

(5)
In a Schedule 13G filed with the SEC on February 13, 2012, Ironwood Investment Management, LLC reported beneficial ownership of 775,248 shares of Common Stock, and sole dispositive power over 775,248 shares. The address for Ironwood Investment Management, LLC is: Ironwood Investment Management, LLC, 21Custom House Street, Suite 240, Boston, MA 02110.

(6)
The shares listed include shares subject to stock options that are or will become exercisable within 60 days of April 2, 2012 as follows: Mr. Reinckens, 340,000 shares; Ms. Feeney, 63,300 shares; and Ms. Farhang, 13,334 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The payroll and benefits of two individuals who work on a full-time basis at Saul Partners, LP, a private partnership controlled by Andrew M. Saul and certain other members of his family, are processed through the Company. Saul Partners reimburses the Company for the full amount of the payroll and benefits. Therefore, there are no out-of-pocket costs to the Company in connection with this arrangement. Neither individual is a family member of or otherwise related to Mr. Saul.

Review, Approval or Ratification of Transactions with Related Persons

        Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A "related party transaction" is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our Directors, executive officers (and immediate family members of our Directors and executive officers), and persons controlling over five percent of our outstanding Common Stock. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a Director's independence in the event the related person is a Director, an immediately family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee's deliberations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's Directors and certain officers and holders of more than 10% of the Company's Common Stock to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Based solely upon a review of copies of Section 16(a) reports furnished to the Company, or written representations of certain reporting persons, the Company believes that during fiscal 2011 all transactions were reported on a timely basis, except for the following instances: Thomas E. Reinckens filed one late Form 4; Clifford Gray filed two late Form 4s; Margaret Feeney filed one late Form 4; and Joanne Marselle filed one late Form 4.

OTHER BUSINESS

        Management knows of no business to be brought before the Annual Meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the Annual Meeting, it is the intention of the person exercising the authority conferred by the Proxies to vote the shares that they represent as the Board of Directors may recommend.

 SHAREHOLDER PROPOSALS

        Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2013) must be received by the Company on or before December 17, 2012 in order to be included in the Proxy Statement and Proxy for that meeting pursuant to Rule 14a-8 under the Exchange Act. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the Compensation Committee Report and Audit Committee Report contained herein shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any such filing, except to the extent that the Company specifically incorporates the Compensation Committee Report or Audit Committee Report by reference, and such Reports shall not otherwise be deemed filed under such Acts.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for fiscal 2011 is available over the Internet at the SEC's website, http://www.sec.gov, or on our website at http://www.cache.com. The Annual Report on Form 10-K for fiscal 2011 (including the financial statements and financial schedules included therein, but not the exhibits thereto) also is available without charge to any shareholder upon request to: Secretary, Cache, Inc., 1440 Broadway, New York, New York 10018.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2012 ANNUAL MEETING IN PERSON.

By Order of the Board of Directors,
Victor J. Coster Secretary

April 16, 2012

CACHE, INC. ANNUAL MEETING OF SHAREHOLDERS May 17, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Notice of Internet Availability of Proxy Materials Proxy materials relating to the Annual Meeting of Shareholders are available at http://www.cstproxy.com/cache/2012 The undersigned hereby appoints Thomas E. Reinckens and Margaret J. Feeney, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common stock of Cache, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2012, and all adjournments thereof, with all powers the undersigned would possess if personally presented, and particularly, without limiting the generality of the foregoing, to vote and act as follows: 1. Election of five directors of the Company. FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY vote for all nominees listed below Andrew M. Saul, Thomas E. Reinckens, Gene G. Gage, Arthur S. Mintz, Morton J. Schrader. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space below.) CONTINUED AND TO BE SIGNED ON REVERSE REvoCAblE PRoXY . FolD AND DETACH HERE AND READ THE REvERSE SIDE . Perf Here Please mark your votes like this X

lEFT blANK INTENTIoNAllY . FolD AND DETACH HERE AND READ THE REvERSE SIDE . When signing as Attorney, Administrator, Trustee or Guardian, please give full title as such. If signer is a corporation, please sign with full corporation name by duly authorized officer or officers. 2. Ratification of the appointment of Mayer Hoffman McCann CPAs (the New York Practice of Mayer Hoffman McCann P.C.) as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012. FOR AGAINST ABSTAIN 3. In their discretion, upon such matters as may properly come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND “FOR” ITEM 2. To change the address on your account, please check the box at the left and indicate your new address in the address space provided below. Please note that changes to the registered name(s) on the account may not be submitted via this method. CoMPANY ID: PRoXY NUMbER: ACCoUNT NUMbER: Signature of Stockholder Signature of Stockholder Date Note: Please sign as name appears. Joint owners should each sign.

QuickLinks

ELECTION OF DIRECTORS
(Proposal 1)
RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN CPAs AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
Potential Payments to Mr. Reinckens upon the Occurrence of Certain Events
Potential Payments to Ms. Feeney upon the Occurrence of Certain Events
Potential Payments to Ms. Farhang upon the Occurrence of Certain Events
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
INCORPORATION BY REFERENCE
ANNUAL REPORT ON FORM 10-K